SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under
The Trust Indenture Act of 1939 of a
Corporation Designated to Act as Trustee
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK  NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Earl W. Dennison Jr.
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
(617) 603-6567
(Name, address and telephone number of agent for service)

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Issuer with respect to the Securities)

Delaware	13-2857434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Computer Associates Plaza Islandia, NY	11749
(Address of Principal Executive Offices)	(Zip Code)

1 5/8 % Convertible Senior Notes due 2009
(Title of the Indenture Securities)

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                   None

Items 3-15      Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2002, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*Incorporated by reference to Registration Number 333-67188.

NOTE

             The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

             Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 14th day of May, 2003.

                                                                                                                   U.S. BANK NATIONAL ASSOCIATION

                                                                                                                   By:  /s/ Earl W. Dennison Jr.
                                                                                                                          Earl W. Dennison Jr.
                                                                                                                          Vice President

By:     /s/ Arthur J. MacDonald
          Arthur J. MacDonald
          Vice President

Exhibit 6

CONSENT

             In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  May 14, 2003

                                                                                                                   U.S. BANK NATIONAL ASSOCIATION

                                                                                                                   By:   /s/ Earl W. Dennison Jr.
                                                                                                                           Earl W. Dennison Jr.
                                                                                                                           Vice President

By:    /s/ Arthur J. MacDonald
         Arthur J. MacDonald
         Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2002

($000's)

		12/31/2002
Assets
	Cash and Due From Depository Institutions	$10,868,204
	Federal Reserve Stock	0
	Securities	28,139,801
	Federal Funds	873,395
	Loans & Lease Financing Receivables	116,078,132
	Fixed Assets	1,389,233
	Intangible Assets	9,218,064
	Other Assets	9,482,963
	Total Assets	$176,049,792

Liabilities
	Deposits	$121,684,914
	Fed Funds	5,858,510
	Treasury Demand Notes	0
	Trading Liabilities	402,464
	Other Borrowed Money	17,397,658
	Acceptances	148,979
	Subordinated Notes and Debentures	5,696,532
	Other Liabilities	5,200,399
	Total Liabilities	$156,389,456

Equity
	Minority Interest in Subsidiaries	$992,867
	Common and Preferred Stock	18,200
	Surplus	11,314,669
	Undivided Profits	7,334,600
	Total Equity Capital	$19,660,336

Total Liabilities and Equity Capital		$176,049,792